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                                                                    Exhibit 99.1
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         [LOGO OF PILLOWTEX CORPORATION]

         FOR IMMEDIATE RELEASE

         Contact: Karen Cobb, Communications Manager
         (704) 939 - 2775

    Pillowtex Corporation Files Reorganization Plan and Disclosure Statement
                   __________________________________________

KANNAPOLIS, N.C. - January 2, 2002 - On December 28, 2001, Pillowtex Corporation and its United States subsidiaries filed their joint Plan of Reorganization ("Plan") and Disclosure Statement with the U.S. Bankruptcy Court in the District of Delaware outlining the Company's plans to emerge from Chapter 11. Pillowtex filed a voluntary petition for reorganization on November 14, 2000.

     "The filing of our Plan of Reorganization represents a significant step toward successfully reorganizing our Company and is an important milestone in our financial restructuring," said Pillowtex President Tony Williams. "We are confident that the reorganization structure and program outlined in the Plan lays a strong foundation for our Company's future success."

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     The Plan and Disclosure Statement outline the proposed structure and business operations for the reorganized company, including reincorporating the parent company, Pillowtex Corporation, as a Delaware corporation. Under the proposed Plan, all shares of Pillowtex's currently issued Common Stock and Preferred Stock will be cancelled with current shareholders receiving no distribution. The Plan provides that the reorganized Company will issue new Common Stock to its secured creditors and a combination of new Common Stock and warrants to its unsecured creditors. In addition, the Plan as filed provides that the Company will emerge with approximately $200 million of debt, significantly less than the more than $1.1 billion of debt the Company had prior to its bankruptcy filing.

     "Our strategy going forward is to improve our position in the highly competitive industry of home fashions," Williams said. "Our business plan focuses on four broad initiatives - branding and marketing, capacity rationalization, strategic sourcing and total quality management. Our objective is to be the undisputed leader in customer service."

     Part of the process Pillowtex undertook during its reorganization was to examine how it operates and to initiate changes designed to improve processes, improve the bottom line and enhance customer service. "Pillowtex employees across the country have performed for months under challenging circumstances," Williams said. "We are very pleased that our employees not only recognize the

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need for change if we are to achieve long term success, but have embraced the changes we have instituted and will continue to introduce in how we do business."

     Before the Plan can be presented to certain classes of the Company's creditors for acceptance, the Bankruptcy Court must determine whether the Disclosure Statement contains adequate information, as required by the Bankruptcy Code. "The proposed Plan, if confirmed by the Court, is intended to maximize the value of the Company's assets for the benefit of our creditors and position the new, restructured company to emerge in a stronger financial condition," Williams said. "The filing of the Plan is another step in our reorganization to enhance our ability to meet the needs of our customers and deliver high quality products and services, both now and in the future."

     The Company also filed a Form 8-K with the U.S Securities and Exchange Commission on December 28, 2001. Copies of the Plan and the Disclosure Statement are exhibits to the Form 8-K and will be available on the Company's Web site at www.pillowtex.com.
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About Pillowtex

     Pillowtex Corporation, with corporate offices in Kannapolis, N.C., is one of America's leading producers of household textiles including towels, sheets, rugs, pillows, mattress pads, feather beds, comforters, and decorative bedroom and bath

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accessories. The Company's brands include Cannon(R), Fieldcrest(R), Royal
Velvet(R), Charisma(R) and private labels.

Cautionary Statement Regarding Forward-Looking Statements

     This press release contains certain forward-looking statements. Such statements are based upon the beliefs and assumptions of, and on information available to, the Company's management. Because such forward-looking statements are subject to various risks and uncertainties, results may differ materially from those expressed in or implied by such statements. Many of the factors that will determine these results are beyond the Company's ability to control or predict, including uncertainty concerning the extent and outcome of challenges to the proposed Plan, the timing and substance of court rulings with respect to the Plan, the extent to which the Company is successful in implementing its business plan and general economic and competitive conditions. For a further discussion of such factors and the risks associated therewith, see the Company's filings with the Securities and Exchange Commission, including, without limitation, the Company's annual report on Form 10-K for its fiscal year ended December 30, 2000.